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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:
Elizabeth Boland:   617-673-8000

MEDIA CONTACT:
Ilene Hoffer:       617-673-8000


                    BRIGHT HORIZONS FAMILY SOLUTIONS REPORTS
                      FIRST QUARTER 2004 FINANCIAL RESULTS



BOSTON, MA - (April 21, 2004) - Bright Horizons Family Solutions, Inc. (Nasdaq:
BFAM) today announced financial results for the first quarter ended March 31, 2004.

Earnings per diluted share of $0.44 in the quarter ended March 31, 2004 increased 26% from $0.35 per diluted share for the quarter ended March 31, 2003. Revenue for the first quarter increased 17% to $131.3 million from $112.4 million for the same quarter last year. Net income for the first quarter of 2004 increased 35% to $6.1 million from $4.5 million in the first quarter of 2003.

"We are very pleased with this quarter's results and with our strong start to the year," said David Lissy, Chief Executive Officer. "It is inspiring to see our talented team of professionals around the world continue to work together to find new ways to enhance the unique partnerships we have with each family and client we serve."

Bright Horizons added eight new child care centers this quarter, including six in the United States and two in the United Kingdom. "We're delighted to welcome two prestigious institutions to our UK family - Cambridge University and Robert Gordon University - establishing a new industry sector presence in our network of centers in Europe," said Lissy. New clients added in the US included JanSport, the New York Racing Association at Belmont Park, Detroit Diesel, and Savannah Memorial University Medical Center. At the end of the quarter the company operated 515 early care and education centers with the capacity to serve 59,700 children and families.

"At this year's annual client conference, which was held earlier this month, more than 125 existing and prospective Bright Horizons clients came together to explore and discuss the New Workforce Reality - the theme of this year's conference," commented Lissy. "Workforce demographics and social trends will continue to drive demand for high-quality child care and early education - as will the increasing emphasis on early education and the under-supply of quality child care options for working families. As the pool of eligible workers shifts and competition for talent heightens over the coming years, we believe that employer-sponsored child care will continue to grow in



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importance. As the leader in this field, Bright Horizons is uniquely positioned to continue to take advantage of these opportunities."

Bright Horizons Family Solutions will host an investor conference call today at 4:30 pm EDT. The public is invited to listen to the conference call by dialing 973-582-2706. Replays of the entire call will be available through Friday, May 7, 2004 at 973-341-3080, PIN# 4652609. The conference call will also be webcast and can be accessed through the Investor Relations section of the Bright Horizons Web site, www.brighthorizons.com. A copy of this press release is also available on the Web site.

                                      ####

Bright Horizons Family Solutions is the world's leading provider of employer-sponsored child care, early education and work/life consulting services, managing more than 500 early care and education centers in the United States, Europe and Canada. Bright Horizons serves more than 400 clients, including more than 80 FORTUNE 500 companies and half of the "100 Best Companies for Working Mothers," as recognized by Working Mother magazine. Bright Horizons is one of FORTUNE magazine's "100 Best Companies to Work for in America."

This press release contains forward-looking statements, which involve a number of risks and uncertainties. Bright Horizons Family Solutions' actual results may vary significantly from the results anticipated in these forward-looking statements as a result of certain factors. These include the ability of the Company to 1) execute contracts relating to new commitments, 2) to enroll families in new as well as existing centers, and 3) to open new centers for clients who control construction, and the impact of government tax and fiscal policies on employers considering work-site child care, as well as other factors that are discussed in detail in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.


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                     BRIGHT HORIZONS FAMILY SOLUTIONS NOTES
                         SELECTED FINANCIAL INFORMATION
                                   (Unaudited)
                      (in thousands except per share data)


                                                                    Three months ended
                                                 ---------------------------------------------------------
                                                       3/31/2004                        3/31/2003
                                                 -------------------------       -------------------------
Revenue                                          $ 131,347          100.0%       $ 112,407          100.0%

Cost of services                                   110,406           84.1%          95,299           84.8%
                                                 ---------      ----------       ---------      ----------
Gross profit                                        20,941           15.9%          17,108           15.2%

Selling, general and administrative expenses        10,293            7.8%           9,225            8.2%
Amortization                                           198            0.1%             127            0.1%
                                                 ---------      ----------       ---------      ----------

Income from operations                              10,450            8.0%           7,756            6.9%

Net interest income                                     35            0.0%              38            0.0%
                                                 ---------      ----------       ---------      ----------

Income before income taxes                          10,485            8.0%           7,794            6.9%

Income tax provision                                (4,382)          -3.4%          (3,266)          -2.9%
                                                 ---------      ----------       ---------      ----------

Net income                                       $   6,103            4.6%       $   4,528            4.0%
                                                 =========      ==========       =========      ==========

PER SHARE DATA:
Net income per share - basic                     $    0.46                       $    0.36
                                                 =========                       =========
Weighted average number of common
 shares outstanding                                 13,125                          12,451
                                                 =========                       =========

Net income per share - diluted                   $    0.44                       $    0.35
                                                 =========                       =========
Weighted average number of common
and common equivalent shares                        13,822                          13,012
                                                 =========                       =========

SUPPLEMENTAL INFORMATION:

Earnings before interest, taxes,
     depreciation and amortization (EBITDA)*     $  13,334                       $  10,373

Reconciliation of net income to EBITDA:

Net income, as reported                          $   6,103                       $   4,528
Add back income tax provision                        4,382                           3,266
Less net interest income                               (35)                            (38)
                                                 ---------                      ----------
Income from operations                              10,450                           7,756
Add back depreciation                                2,686                           2,490
Add back amortization                                  198                             127
                                                 ---------                      ----------
EBITDA                                           $  13,334                      $   10,373


* EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies.